As filed with the Securities and Exchange Commission on July 31, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2014, W. R. Berkley Corporation (the “Company”) agreed to sell $350 million aggregate principal amount of its 4.75% Senior Notes due 2044 (the “Securities”). The Securities were offered pursuant to the Prospectus Supplement dated July 30, 2014 to the Prospectus dated November 22, 2011, filed as part of the Registration Statement on Form S-3 (No. 333-178121) that became effective when filed with the Securities and Exchange Commission on November 22, 2011.

Underwriting Agreement

On July 30, 2014, the Company entered into an underwriting agreement with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC with respect to the offer and sale of $350 million aggregate principal amount of the Securities. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this report are incorporated by reference into Registration Statement (No. 333-178121) filed by the Company.

(d) Exhibits

1.1	Underwriting Agreement, dated as of July 30, 2014, between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Eugene G. Ballard
Name:	Eugene G. Ballard
Title:	Senior Vice President - Chief Financial Officer

Date: July 31, 2014

EXHIBIT INDEX

Exhibit:

1.1	Underwriting Agreement, dated as of July 30, 2014, between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

12.1	Computation of Ratio of Earnings to Fixed Charges.